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                                                                    Exhibit 12.4


                             Boston Edison Company
                   Computation of Ratio of Earnings to Fixed
               Charges and Preferred Stock Dividend Requirements
                          Year ended December 31, 1993
                                 (in thousands)



Net income from continuing operations       $118,218

Income taxes                                  36,146

Fixed charges                                121,499
                                            --------

     Total                                  $275,863
                                            ========

Interest expense                            $114,153
Interest component of rentals                  7,346
                                            --------

     Subtotal                               $121,499
                                            --------

Preferred stock dividend requirements         20,501
                                            --------

     Total                                  $142,000
                                            ========

Ratio of earnings to fixed charges
 and preferred stock dividend
 requirements                                   1.94
                                            ========
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